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                                                        Exhibit 99.B (h)(10)(iv)

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                               ING PARTNERS, INC.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                           ING FINANCIAL ADVISERS, LLC

                                       AND

                        RELIASTAR LIFE INSURANCE COMPANY

     This Amendment is dated as of 1st day of May, 2003 by and between ING Partners, Inc. (the "Fund"), ING Life Insurance and Annuity (the "Adviser"), ING Financial Advisers, LLC (the "Distributor") and ReliaStar Life Insurance Company (the "Company") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement dated as of December 6, 2001 (the "Agreement") and subsequently amended March 26, 2002 and October 1, 2002, respectively;

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1.   By replacing the existing Schedule B with the Schedule B attached.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


ING PARTNERS, INC.                        ING LIFE INSURANCE AND ANNUITY COMPANY


By:     /s/ Laurie M. Tillinghast           By:     /s/ Laurie M. Tillinghast
       ---------------------------                 ---------------------------
Name:   Laurie M. Tillinghast               Name:   Laurie M. Tillinghast
       ---------------------------                 ---------------------------
Title:  President                           Title:  Vice President
       ---------------------------                 ---------------------------


ING FINANCIAL ADVISERS, LLC               RELIASTAR LIFE INSURANCE COMPANY


By:     /s/ Christina Lareau                By:     /s/ Laurie M. Tillinghast
       ---------------------------                 ---------------------------
Name:   Christina Lareau                    Name:   Laurie M. Tillinghast
       ---------------------------                 ---------------------------
Title:  Vice President                      Title:  President
       ---------------------------                 ---------------------------

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                                   SCHEDULE B

                               ING PARTNERS, INC.
                              DESIGNATED PORTFOLIOS

   ING Alger Growth Portfolio - Initial, Adviser and Service Class
   ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
   ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
   ING DSI Enhanced Index Portfolio - Initial, Adviser and Service Class
   ING Goldman Sachs(R) Capital Growth Portfolio* - Initial, Adviser and Service Class
   ING Goldman Sachs(R) Core Equity Portfolio* - Initial, Adviser and Service Class
   ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
   ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
   ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class ING MFS Global Growth Portfolio - Initial, Adviser and Service Class
   ING MFS Research Equity Portfolio - Initial, Adviser and Service Class
   ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
   ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
   ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
   ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service Class
   ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class
   ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service
   Class
   ING UBS Tactical Asset Allocation Portfolio - Initial, Adviser and Service Class
   ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class

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*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

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